THE MINTZ FRAADE LAW FIRM, P.C.

COUNSELORS AT LAW

271 MADISON AVENUE, 12th FLOOR

NEW YORK, NEW YORK 10016

TELEPHONE

        OF COUNSEL

(212) 486-2500

 EDWARD C. KRAMER

     _______

   JON M. PROBSTEIN

SEYMOUR EITKNECHT

TELECOPIER

 JOSEPH J. TOMASEK

(212) 486-0701

November 23, 2016

PixarBio Corporation

200 Boston Avenue

Medford, MA 02155

RE: Opinion letter

Ladies/Gentlemen:

Our firm has been requested by PixarBio Corporation, a Delaware corporation (the “Company”) to issue a legal opinion as to whether of the total of 82,531,743 shares of Common Stock of the Company, par value $.01 per share, (the “Shares”) to be registered pursuant to the registration statement on Form S-1 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) for the purpose of registering the Shares pursuant to the Securities Act of 1933, as amended (the “Act”):

1.

the 78,529,976 shares which are issued and outstanding, are duly and validly authorized, legally issued, fully paid and non-assessable; and

2.

the 4,001,767 shares, which are issuable upon exercise of warrants, shall be duly and validly authorized, legally issued, fully paid and non-assessable when such warrants are duly exercised and consideration is paid.

In connection with rendering this opinion, we have examined solely copies of the following (collectively, the "Documents"): (A) the Certificate of Incorporation of the Company, as filed with the State of Delaware on August 4, 2014; (B) the Certificate of Amendment of Certificate of Incorporation of PixarBio Corporation dated November 18, 2016, which will be filed with the State of Delaware on November 28, 2016; (C) the Certificate of Merger of Foreign Corporation into a Domestic Corporation filed with the State of Delaware on October 28, 2016; (D) the Agreement and Plan of Merger Among BMP Holdings Inc., PixarBio Corporation and PixarBio Acquisition Corp. dated October 28, 2016; (E) the Bylaws of the Company; and (F) the Board Resolution which was adopted at the Meeting of the Board of Directors of the Company on November 18, 2016 with respect to the inclusion of the Shares in the Registration Statement.

In our examination, we have assumed, without investigation, the following: (A) the authenticity of the Documents; (B) the genuineness of all signatures to the Documents; (C) the legal capacity of all persons who executed the Documents; (D) the valid execution by all persons who executed the Documents (E) such Documents are free from any form of fraud, misrepresentation, duress, or criminal activity and (F) the  Company shall follow proper offering procedures, including but not limited to, delivery of a copy of the Prospectus which is part of the Registration Statement to the purchasers prior to investment.

Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to our review of the Documents. We believe that a review of the Documents was what was necessary in order for us to render this opinion.

In rendering this opinion, we have assumed the legal competency of all persons who executed the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties who executed the Documents, with the exception of Documents executed on behalf of the Company.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement and the Documents or any portion thereof.  The scope of the application of this opinion is limited solely to the laws of the State of Delaware

Based upon the foregoing, it is our opinion that, subject to the limitations set forth herein: (A) the 78,529,976 shares issuable and outstanding which are to be registered by the Company pursuant to the Registration Statement, are duly and validly authorized, legally issued, fully paid and non-assessable and (B) the 4,001,767 shares issuable upon exercise of warrants which are to be registered by the Company pursuant to the Registration Statement when such warrants are duly exercised and consideration is paid.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus which is a part of the Registration Statement.

Very truly yours,

The Mintz Fraade Law Firm, P.C.

By:

/s/ Alan P. Fraade

Alan P. Fraade

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